Exhibit 99.4

REHABCARE GROUP, INC.

Financial Statements

March 31, 2011

REHABCARE GROUP, INC.

Condensed Consolidated Statements of Earnings

(Unaudited; amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Operating revenues	$364,599	$321,954
Costs and expenses:
Operating	284,980	256,636
Selling, general and administrative	33,603	26,535
Depreciation and amortization	8,223	7,218

Total costs and expenses	326,806	290,389

Operating earnings	37,793	31,565
Interest income	12	18
Interest expense	(7,468)	(8,500)
Other income (expense), net	(14)	7
Equity in net income of affiliate	163	116

Earnings from continuing operations before income taxes	30,486	23,206
Income taxes	11,024	8,941

Earnings from continuing operations, net of tax	19,462	14,265
Gain from discontinued operations, net of tax	2,968	564

Net earnings	22,430	14,829
Net (earnings) loss attributable to noncontrolling interests	(1,665)	164

Net earnings attributable to RehabCare	$20,765	$14,993

Amounts attributable to RehabCare stockholders:
Earnings from continuing operations, net of tax	$17,797	$14,429
Gain from discontinued operations, net of tax	2,968	564

Net earnings	$20,765	$14,993

Weighted-average common shares outstanding:
Basic	24,599	24,108

Diluted	25,025	24,655

Basic earnings per share attributable to RehabCare:
Earnings from continuing operations, net of tax	$0.72	$0.60
Gain from discontinued operations, net of tax	0.12	0.02

Net earnings	$0.84	$0.62

Diluted earnings per share attributable to RehabCare:
Earnings from continuing operations, net of tax	$0.71	$0.59
Gain from discontinued operations, net of tax	0.12	0.02

Net earnings	$0.83	$0.61

See accompanying notes to condensed consolidated financial statements.

REHABCARE GROUP, INC.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,622	$23,205
Accounts receivable, net of allowance for doubtful accounts of $24,953 and $24,273, respectively	249,015	231,311
Deferred tax assets	24,094	21,034
Other current assets	11,221	14,559

Total current assets	317,952	290,109
Marketable securities, trading	3,977	3,965
Property and equipment, net	117,386	119,591
Goodwill	567,863	559,866
Intangible assets, net	129,576	127,227
Assets held for sale	—	10,407
Investment in unconsolidated affiliate	4,924	4,913
Other	18,662	19,623

Total assets	$1,160,340	$1,135,701

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$7,791	$9,116
Accounts payable	15,665	16,440
Accrued salaries and wages	68,478	78,863
Income taxes payable	13,025	2,906
Accrued expenses	72,124	65,171

Total current liabilities	177,083	172,496
Long-term debt, less current portion	365,138	381,772
Deferred compensation	3,929	3,958
Deferred tax liabilities	56,571	54,755
Other	1,550	1,737

Total liabilities	604,271	614,718

Stockholders’ equity:
Preferred stock, $.10 par value; authorized 10,000,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value; authorized 60,000,000 shares, issued 28,902,999 shares and 28,304,789 shares as of March 31, 2011 and December 31, 2010, respectively	289	283
Additional paid-in capital	306,151	292,078
Retained earnings	283,206	262,441
Less common stock held in treasury at cost; 4,002,898 shares as of March 31, 2011 and December 31, 2010	(54,704)	(54,704)

Total stockholders’ equity	534,942	500,098
Noncontrolling interests	21,127	20,885

Total equity	556,069	520,983

Total liabilities and equity	$1,160,340	$1,135,701

See accompanying notes to condensed consolidated financial statements.

REHABCARE GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited; amounts in thousands)

	Three Months Ended
	March 31,
	2011	2010
Net earnings	$22,430	$14,829
Other comprehensive income, net of tax	—	—

Comprehensive income	22,430	14,829
Comprehensive (income) loss attributable to noncontrolling interests	(1,665)	164

Comprehensive income attributable to RehabCare	$20,765	$14,993

See accompanying notes to condensed consolidated financial statements.

REHABCARE GROUP, INC.

Condensed Consolidated Statement of Changes in Equity

(Unaudited; amounts in thousands)

	Amounts Attributable to RehabCare Stockholders
	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Non- controlling interests	Total equity
Balance, December 31, 2010	$283	$292,078	$262,441	$(54,704)	$20,885	$520,983
Net earnings	—	—	20,765	—	1,665	22,430
Stock-based compensation	—	2,016	—	—	—	2,016
Activity under stock plans	6	12,057	—	—	—	12,063
Distributions to noncontrolling interests	—	—	—	—	(1,423)	(1,423)

Balance, March 31, 2011	$289	$306,151	$283,206	$(54,704)	$21,127	$556,069

See accompanying notes to condensed consolidated financial statements.

REHABCARE GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited; amounts in thousands)

	Three Months Ended,
	March 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$22,430	$14,829
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	8,223	7,280
Provision for doubtful accounts	2,798	3,124
Equity in net income of affiliate	(163)	(116)
Stock-based compensation expense	2,016	596
Income tax benefits from share-based payments	4,177	1,362
Excess tax benefits from share-based payments	(1,615)	(636)
Gain on disposal of discontinued operation	(4,940)	—
Loss (gain) on disposal of property and equipment	14	(7)
Changes in assets and liabilities:
Accounts receivable, net	(20,502)	(19,149)
Other current assets	3,448	1,150
Accounts payable	(775)	(648)
Accrued salaries and wages	(10,543)	(8,211)
Income taxes payable and deferred taxes	6,973	5,143
Accrued expenses	7,257	2,835
Other assets and other liabilities	1,045	959

Net cash provided by operating activities	19,843	8,511

Cash flows from investing activities:
Additions to property and equipment	(3,140)	(5,241)
Purchase of marketable securities	(401)	(395)
Proceeds from sale/maturities of marketable securities	510	423
Proceeds from disposition of business	1,953	—
Other, net	71	62

Net cash used in investing activities	(1,007)	(5,151)

Cash flows from financing activities:
Net change in revolving credit facility	(1,400)	—
Principal payments on long-term debt	(16,902)	(1,828)
Contributions by noncontrolling interests	—	590
Distributions to noncontrolling interests	(1,423)	(120)
Activity under stock plans	9,691	23
Excess tax benefits from share-based payments	1,615	636

Net cash used in financing activities	(8,419)	(699)

Net increase in cash and cash equivalents	10,417	2,661
Cash and cash equivalents at beginning of period	23,205	24,690

Cash and cash equivalents at end of period	$33,622	$27,351

See accompanying notes to condensed consolidated financial statements.

REHABCARE GROUP, INC.

Notes to Condensed Consolidated Financial Statements

Three Month Periods Ended March 31, 2011 and 2010

(Unaudited)

(1)	Basis of Presentation

The condensed consolidated financial statements contained in this Form 10-Q, which are unaudited, include the accounts of RehabCare Group, Inc. (“RehabCare” or “the Company”) and its wholly and majority owned affiliates. The Company accounts for its investments in less than 50% owned affiliates using the equity method. All significant intercompany accounts and activity have been eliminated in consolidation. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for the fiscal year.

Certain prior year amounts have been reclassified to conform to current year presentation. Such reclassifications primarily relate to the sale of the Company’s 60-bed inpatient rehabilitation hospital in Miami (the “Miami hospital”). The Company reclassified its condensed consolidated statement of earnings for the three months ended March 31, 2010 to show the results of operations for the Miami hospital as a discontinued operation.

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with GAAP. In the opinion of management, all entries necessary for a fair presentation have been included. Reference is made to the Company’s audited consolidated financial statements and the related notes as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, included in the Annual Report on Form 10-K on file with the Securities and Exchange Commission, which provide additional disclosures and a further description of the Company’s accounting policies.

On February 7, 2011, the Company and Kindred Healthcare, Inc. (“Kindred”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of the Company by Kindred. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of the respective parties, the Company will be merged with and into Kindred (the “Merger”), with Kindred surviving the Merger. The consummation of the Merger is subject to certain conditions, including the adoption by the Company and Kindred stockholders of the Merger Agreement; receipt of certain licensure and regulatory approvals; Kindred’s receipt of the proceeds of the financing for the transaction; and other customary closing conditions.

The selling, general and administrative expense line in the accompanying consolidated statement of earnings for the three months ended March 31, 2011 includes $4.8 million of charges for investment banking, legal and accounting services associated with the Kindred transaction and related matters.

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

(2)	Critical Accounting Policies and Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make judgments and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Some accounting policies have a significant impact on amounts reported in these financial statements. A summary of significant accounting policies and a description of accounting policies that are considered critical may be found in the Company’s 2010 Annual Report on Form 10-K, filed on February 28, 2011.

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

(3)	Stock-Based Compensation

GAAP requires the recognition of compensation expense for all share-based compensation awarded to employees, net of estimated forfeitures, using a fair-value-based method. Under GAAP, the grant-date fair value of each award is amortized to expense over the award’s vesting period. Compensation expense associated with share-based awards is included in selling, general and administrative expense in the accompanying consolidated statements of earnings. Total pre-tax compensation expense and its related income tax benefit were as follows (in thousands of dollars):

	Three Months Ended,
	March 31,
	2011	2010
Share-based compensation expense	$2,016	$596
Income tax benefit	759	225

The Company has various incentive plans that provide long-term incentive and retention awards. These awards include stock options and restricted stock awards. At March 31, 2011, a total of approximately 2.1 million shares were available for future issuance under the plans.

Stock Options

No stock options were granted during the three months ended March 31, 2011 and 2010. The following table provides a summary of stock options outstanding as of March 31, 2011 and changes during the three-month period then ended:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (yrs)	Aggregate Intrinsic Value (millions)
Outstanding at January 1, 2011	604,868	$24.33
Granted	—	—
Exercised	(487,485)	22.11
Forfeited or expired	(22,583)	35.73

Outstanding at March 31, 2011	94,800	$33.05	1.4	$0.5

Exercisable at March 31, 2011	94,800	$33.05	1.4	$0.5

The total intrinsic values of options exercised during the three months ended March 31, 2011 and 2010 were approximately $7.2 million and $0.3 million, respectively. As of March 31, 2011, all options outstanding were fully vested, and therefore, there was no unrecognized compensation cost related to nonvested options.

Restricted Stock Awards

In 2006, the Company began issuing restricted stock awards to attract and retain key Company executives. Nearly all of the awards will vest and be transferred to the participant at the end of a three-year restriction period provided that the participant has been an employee of the Company continuously

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

throughout the restriction period. In 2007, the Company also began issuing restricted stock awards to its nonemployee directors. Such awards generally vest each quarter over the first four quarters following the date of grant.

The Company’s restricted stock awards have been classified as equity awards under GAAP. New shares of common stock are issued to satisfy restricted stock award vestings. The Company generally receives a tax deduction for each restricted stock award equal to the fair market value of the restricted stock award on the award’s vesting date. Upon vesting, the Company may withhold shares with value equivalent to the minimum statutory withholding tax obligation and then remit cash to the appropriate taxing authorities. The shares withheld are effectively share repurchases by the Company as they reduce the number of shares that would have otherwise been issued as a result of the vesting.

A summary of the status of the Company’s nonvested restricted stock awards as of March 31, 2011 and changes during the three-month period ended March 31, 2011 is presented below:

Nonvested Restricted Stock Awards	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2011	615,417	$20.11
Granted	152,503	35.38
Vested	(154,222)	22.04
Forfeited	—	—

Nonvested at March 31, 2011	613,698	$23.42

The weighted-average grant-date fair value of restricted stock granted during the three months ended March 31, 2011 and 2010 was $35.38 and $33.68, respectively. The total fair value of shares vested during the three months ended March 31, 2011 and 2010 was approximately $3.9 million and $3.4 million, respectively. As of March 31, 2011, there was approximately $6.3 million of unrecognized compensation cost related to nonvested restricted stock awards. Excluding the possible impact of the merger with Kindred, such cost is expected to be recognized over a weighted-average period of 2.1 years.

(4)	Earnings per Share (EPS)

Basic earnings per share excludes dilution and is computed by dividing income available to RehabCare common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity (as calculated utilizing the treasury stock method). These potential shares include dilutive stock options and unvested restricted stock awards.

The following table sets forth the computation of basic and diluted earnings per share attributable to RehabCare stockholders (in thousands, except per share data). The net earnings amounts presented below exclude income and losses attributable to noncontrolling interests in consolidated subsidiaries.

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

	Three Months Ended
	March 31,
	2011	2010
Numerator:
Earnings from continuing operations	$17,797	$14,429
Gain from discontinued operations, net of tax	2,968	564

Net earnings	$20,765	$14,993

Denominator:
Basic weighted average common shares outstanding	24,599	24,108
Effect of dilutive securities:
stock options and restricted stock awards	426	547

Diluted weighted average common shares outstanding	25,025	24,655

Basic earnings per common share:
Earnings from continuing operations	$0.72	$0.60
Gain from discontinued operations, net of tax	0.12	0.02

Net earnings	$0.84	$0.62

Diluted earnings per common share:
Earnings from continuing operations	$0.71	$0.59
Gain from discontinued operations, net of tax	0.12	0.02

Net earnings	$0.83	$0.61

For the three months ended March 31, 2011 and 2010, outstanding stock options totaling approximately 56,000 and 151,000 potential shares, respectively, were excluded from the calculation of diluted earnings per share because their effect would have been anti-dilutive.

(5)	Investment in Unconsolidated Affiliate

The Company maintains a 40% equity interest in Howard Regional Specialty Care, LLC (“HRSC”), which operates a freestanding rehabilitation hospital in Kokomo, Indiana. The Company uses the equity method to account for its investment in HRSC. The Company’s initial investment in HRSC exceeded the Company’s share of the book value of HRSC’s stockholders’ equity by approximately $3.5 million. This excess is being accounted for as equity method goodwill. The carrying value of the Company’s investment in HRSC was approximately $4.9 million at March 31, 2011 and December 31, 2010.

(6)	Business Combination

Effective January 1, 2011, the Company acquired all of the outstanding capital stock of Select Specialty Hospital - Northwest Indiana, Inc. (the “Northwest Indiana LTACH”) from Select Medical Corporation in exchange for the Company’s 60-bed inpatient rehabilitation hospital in Miami. The Northwest Indiana LTACH is a 70-bed long-term acute care hospital located in Hammond, Indiana. At closing, Select also paid the Company cash consideration of approximately $2.0 million. The total value of the transaction has been estimated at approximately $15.0 million. The assets of the Northwest Indiana LTACH were valued using a discounted cash flows analysis under the income approach, a Level 3 (as described in Note 12) measurement technique.

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

In connection with the purchase of the Northwest Indiana LTACH, the Company recorded $12.1 million in intangible assets, consisting primarily of goodwill and Medicare provider numbers. All of the goodwill was assigned to the Company’s hospitals segment. All of the goodwill is expected to be deductible for tax purposes. The Northwest Indiana LTACH’s results of operations have been included in the Company’s financial statements prospectively beginning after the date of acquisition. The Company’s statement of earnings for the first quarter of 2011 includes operating revenues and operating earnings of approximately $5.6 million and $0.6 million, respectively, related to the Northwest Indiana LTACH.

(7)	Intangible Assets

At March 31, 2011 and December 31, 2010, the Company had the following intangible asset balances (in thousands):

	March 31, 2011		December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizing Intangible Assets:
Noncompete agreements	$5,110	$(3,274)	$4,710	$(3,078)
Customer contracts and relationships	23,096	(15,323)	23,096	(14,848)
Trade names	40,493	(6,224)	40,083	(5,529)
Medicare exemption	454	(454)	454	(454)
Market access assets	5,720	(667)	5,720	(596)
Certificates of need	9,442	(1,374)	9,442	(1,130)
Lease arrangements	1,305	(648)	1,305	(578)

Total	$85,620	$(27,964)	$84,810	$(26,213)

Non-amortizing Intangible Assets:
Medicare provider numbers	$71,920		$68,220
Trade names	—		410

	$71,920		$68,630

Certain customer contracts and lease arrangements have contractual provisions that enable renewal or extension of the asset’s contractual life. Costs incurred to renew or extend the term of a recognized intangible asset are expensed in the period incurred.

Amortization expense incurred by continuing operations was approximately $1,752,000 and $2,126,000 for the three months ended March 31, 2011 and 2010, respectively.

The changes in the carrying amount of goodwill for the three months ended March 31, 2011 follows (in thousands):

	SRS (a)	HRS (b)	Hospitals	Total
Balance at December 31, 2010	$79,419	$39,715	$440,732	$559,866
Acquisitions	—	—	7,997	7,997

Balance at March 31, 2011	$79,419	$39,715	$448,729	$567,863

(a)	Skilled Nursing Rehabilitation Services (SRS).

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

(b)	Hospital Rehabilitation Services (HRS).

(8)	Disposition and Discontinued Operation

As discussed in Note 6, the Company completed its transaction with Select Medical Corporation under which the Company exchanged its Miami hospital for Select’s 70-bed long-term acute care hospital in northwest Indiana. This transaction closed on January 1, 2011. At closing, Select also paid the Company cash consideration of approximately $2.0 million. The total value of the transaction has been estimated at approximately $15.0 million. This transaction was the result of a strategic review of the markets in Miami and northwest Indiana. In connection with this transaction, the Company recognized a pre-tax gain related to the disposal of the Miami hospital assets of approximately $4.9 million in the first quarter of 2011.

The Miami hospital had been a component of the Hospital reporting unit since 2005. In accordance with the requirements of GAAP, the assets and liabilities of the Miami hospital were reported on the December 31, 2010 consolidated balance sheet as assets and liabilities held for sale.

The Miami hospital has been classified as a discontinued operation pursuant to GAAP. The operating results for this discontinued operation are shown in the following table (in thousands). No interest expense has been allocated.

	Three Months Ended March 31,
	2011	2010
Operating revenues	$64	$5,407
Costs and expenses	217	4,496

Operating (loss) gain from discontinued operations	(153)	911
Gain on disposal of assets of discontinued operations	4,940	—
Income tax expense	(1,819)	(347)

Gain from discontinued operations, net of tax	$2,968	$564

(9)	Long-Term Debt

On November 24, 2009, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, RBC Capital Markets and BNP Paribas Securities Corp., as joint lead arrangers. The Credit Agreement provides for a six-year $450 million term loan facility, a five-year revolving credit facility of $125 million and a swingline subfacility of up to $25 million.

Borrowings under the $125 million revolving credit facility bear interest at the Company’s option at either a base rate or the London Interbank Offering Rate (“LIBOR”) for one, two, three or six month interest periods, or a nine or twelve month period if available, plus an applicable margin percentage. The base rate is the greater of the federal funds rate plus one-half of 1%, Bank of America N.A.’s prime rate or one month LIBOR plus 1%. As of March 31, 2011, there were no borrowings outstanding under the revolving credit facility.

The term loan facility requires quarterly installments of $1,125,000 with the balance payable upon the final maturity. In addition, the Company is required to make mandatory principal prepayments equal to a portion of its consolidated excess cash flow (as defined in the Credit Agreement) when its consolidated

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

leverage ratio reaches certain levels. Borrowings under the term loan facility bear interest at either the base rate plus 300 basis points or LIBOR plus 400 basis points with a LIBOR floor of 200 basis points. As of March 31, 2011, the interest rate under the term loan facility was 6.0% and the balance outstanding under the term loan was $369.4 million, which excludes unamortized original issue discount of approximately $7.2 million.

The Credit Agreement is collateralized by substantially all of the Company’s assets. The Credit Agreement contains certain restrictive covenants that, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances and other matters customarily restricted in similar credit facilities. In addition, the Company is required to maintain a maximum ratio of total funded debt to earnings before interest, taxes, depreciation and amortization ((“EBITDA”) as defined in the Credit Agreement), a maximum ratio of senior funded debt to EBITDA and a minimum ratio of adjusted earnings before interest, taxes, depreciation, amortization, rent and operating leases ((“Adjusted EBITDAR”) as defined in the Credit Agreement) to fixed charges. As of March 31, 2011, the Company was in compliance with all debt covenants.

As of March 31, 2011, the Company had approximately $11.2 million in letters of credit outstanding to its insurance carriers as collateral for reimbursement of claims. The letters of credit reduce the amount the Company may borrow under its revolving credit facility. As of March 31, 2011, after consideration of the letters of credit outstanding and the effects of restrictive covenants, the available borrowing capacity under the revolving credit facility was approximately $113.8 million.

Certain of the Company’s leases that meet the lease capitalization criteria in accordance with FASB ASC 840-30 have been recorded as an asset and liability at the lower of fair value or the net present value of the aggregate future minimum lease payments at the inception of the lease. Interest rates used in computing the net present value of the lease payments ranged from 6.5% to 10.7% and were generally based on the lessee’s incremental borrowing rate at the inception of the lease. The balance outstanding for capital lease obligations was approximately $6.2 million at March 31, 2011 including approximately $3.1 million that is payable within the next twelve months.

(10)	Industry Segment Information

The Company operates in the following two reportable business segments, which are managed separately based on fundamental differences in operations: program management services and hospitals. Program management services include hospital rehabilitation services (including inpatient acute and subacute rehabilitation and outpatient therapy programs) and skilled nursing rehabilitation services (including contract therapy in skilled nursing facilities, resident-centered management consulting services and staffing services for therapists and nurses). The Company’s hospitals segment owns and operates 30 long-term acute care hospitals and five inpatient rehabilitation hospitals. Virtually all of the Company’s services are provided in the United States. Summarized information about the Company’s operations in each industry segment is as follows (in thousands):

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

	Operating Revenues		Operating Earnings
	Three Months Ended, March 31,		Three Months Ended, March 31,
	2011	2010	2011	2010
Program management:
Skilled nursing rehabilitation services	$136,871	$126,352	$7,995	$10,345
Hospital rehabilitation services	46,354	43,240	8,659	6,921

Program management total	183,225	169,592	16,654	17,266
Hospitals	181,374	152,362	25,926	14,299
Unallocated corporate expenses (1)	N/A	N/A	(4,787)	—

Total	$364,599	$321,954	$37,793	$31,565

	Depreciation and Amortization		Capital Expenditures
	Three Months Ended, March 31,		Three Months Ended, March 31,
	2011	2010	2011	2010
Program management:
Skilled nursing rehabilitation services	$1,595	$1,307	$1,641	$976
Hospital rehabilitation services	576	537	14	55

Program management total	2,171	1,844	1,655	1,031
Hospitals	6,052	5,374	1,485	4,210

Total	$8,223	$7,218	$3,140	$5,241

	Total Assets
	March 31, 2011	December 31, 2010
Program management:
Skilled nursing rehabilitation services	$201,414	$196,264
Hospital rehabilitation services	129,632	117,548

Program management total	331,046	313,812
Hospitals (2)	829,294	821,889

Total	$1,160,340	$1,135,701

(1)	Charges for investment banking, legal and accounting services associated with the Kindred transaction and related matters.
(2)	Hospital total assets include the carrying value of the Company’s equity investment in HRSC.

(11)	Related Party Transactions

The Company purchased air transportation services from 55JS Limited, Co. at an approximate cost of $169,000 and $205,000 for the three months ended March 31, 2011 and 2010, respectively. 55JS Limited, Co. is owned by the Company’s President and Chief Executive Officer, John Short. The air transportation

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

services are billed to the Company for hourly usage of the 55JS Limited, Co. plane for Company business at rates which approximate market rates for similar transportation services.

(12)	Fair Value Measurements

At March 31, 2011, the Company’s financial instruments consist of cash equivalents, accounts receivable, marketable securities, accounts payable and long-term debt. The carrying values of cash equivalents, accounts receivable and accounts payable approximate fair value due to their relatively short-term nature. The carrying values of long-term debt were $372.9 million and $390.9 million at March 31, 2011 and December 31, 2010, respectively. The fair values of long-term debt were $380.4 million and $398.7 million at March 31, 2011 and December 31, 2010, respectively, and are based on the interest rates offered for borrowings with comparable maturities. The Company’s marketable securities (which had a carrying value of $4.0 million at both March 31, 2011 and December 31, 2010) are recorded at fair value.

The Company uses a three-level fair value hierarchy that categorizes assets and liabilities measured at fair value based on the observability of the inputs utilized in the valuation: Level 1 - inputs are quoted prices in active markets for the identical assets or liabilities; Level 2 - inputs other than quoted prices that are directly or indirectly observable through market-corroborated inputs; and Level 3 - inputs are unobservable, or observable but cannot be market-corroborated, requiring the Company to make assumptions about pricing by market participants. The following tables set forth information for the Company’s financial assets and liabilities that are measured at fair value on a recurring basis (amounts in thousands):

	March 31, 2011
	Carrying Value	Fair Value Measurements
		Level 1	Level 2	Level 3
Trading securities	$3,977	$3,977	$—	$—

	December 31, 2010
	Carrying Value	Fair Value Measurements
		Level 1	Level 2	Level 3
Trading securities	$3,965	$3,965	$—	$—

The Company’s nonfinancial assets and liabilities (including property and equipment, goodwill and other intangible assets) are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist. No impairment related to these assets was identified in the three months ended March 31, 2011.

(13)	Allowance for Doubtful Accounts

Accounts receivable is reported net of the allowance for doubtful accounts. Activity in the allowance for doubtful accounts is as follows for the three months ended March 31, 2011 (in thousands):

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Balance at January 1, 2011	$24,273
Provisions for doubtful accounts	2,798
Accounts written off, net of recoveries	(2,118)

Balance at March 31, 2011	$24,953

(14)	Recently Issued Pronouncements

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements.” ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company adopted ASU 2009-13 effective January 1, 2011. The Company’s adoption of ASU 2009-13 did not have a material impact on the Company’s consolidated financial position or results of operations.

In August 2010, the FASB issued ASU 2010-24, “Presentation of Insurance Claims and Related Insurance Recoveries,” which addresses the current diversity in practice related to the accounting by health care entities for medical malpractice claims and similar liabilities and their related anticipated insurance recoveries. Many health care entities, including the Company, have netted anticipated insurance recoveries against the related accrued liability. ASU 2010-24 clarifies that a health care entity should not net insurance recoveries against the related claim liability and the amount of the claim liability should be determined without consideration of insurance recoveries. ASU 2010-24 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company adopted ASU 2010-24 effective January 1, 2011. The Company’s adoption of ASU 2010-24 did not have a material impact on the Company’s consolidated financial position or results of operations.

In December 2010, the FASB issued ASU 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations,” which addresses the current diversity in practice related to the disclosure of pro forma information for business combinations. In practice, some preparers, including the Company, have presented the pro forma information in their comparative financial statements as if the business combination that occurred in the current reporting period had occurred as of the beginning of each of the current and prior annual reporting periods. ASU 2010-29 clarifies that an entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in ASU 2010-29 are effective prospectively for business combinations which occur on or after the beginning of the first fiscal year which begins on or after December 15, 2010. The Company adopted ASU 2010-29 effective January 1, 2011. The Company’s adoption of ASU 2010-29 had no impact on the Company’s consolidated financial position or results of operations.

(15)	Financial Information for the Company and Its Subsidiaries

In connection with the Merger, Kindred completed a private placement of $550 million aggregate principal amount of 8.25% senior notes due 2019 (the “Notes”) through its 100% owned subsidiary Kindred Escrow Corp. (“Escrow Issuer”). The Notes were issued pursuant to the Indenture, dated as of June 1, 2011 (the “Indenture”), between Escrow Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Immediately following the closing for the sale of the Notes and the consummation of the Merger,

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

pursuant to a supplemental indenture, dated as of June 1, 2011 (the “Supplemental Indenture”), among Kindred, the subsidiary guarantors named therein and the Trustee, Kindred assumed all of Escrow Issuer’s obligations under the Notes and the Indenture and the subsidiary guarantors became parties to the Indenture. Escrow Issuer was concurrently merged with and into Kindred.

The Notes bear interest at an annual rate equal to 8.25% and are senior unsecured obligations of Kindred and of the subsidiary guarantors, ranking pari passu with all of their respective existing and future senior unsubordinated indebtedness. The following tables present the condensed consolidating financial information for RehabCare Group, Inc. and the subsidiaries of RehabCare that are Guarantors (“Parent & Guarantors”) and the subsidiaries of the Parent that are not Guarantors (the “Non-Guarantors”), together with consolidation and elimination adjustments, as of and for the periods indicated.

The condensed consolidating financial statements have been prepared using the equity method of accounting in accordance with the requirements for presentation of such information. Management believes that the information, presented in lieu of complete financial statements for each of the Guarantors, provides meaningful information to allow investors to determine the nature of the assets held by, and the operations and cash flows of, each of the consolidated groups.

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet

March 31, 2011

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Assets
Current assets:
Cash and cash equivalents	$21,159	$12,463	$—	$33,622
Accounts receivable, net	178,607	70,408	—	249,015
Deferred tax assets	24,094	—	—	24,094
Other current assets	4,769	6,452	—	11,221

Total current assets	228,629	89,323	—	317,952
Marketable securities, trading	3,977	—	—	3,977
Property and equipment, net	58,496	58,890	—	117,386
Goodwill	388,611	179,252	—	567,863
Intangible assets, net	95,325	34,251	—	129,576
Investment in unconsolidated affiliate	4,924	—	—	4,924
Investment in consolidated affiliates	320,341	—	(320,341)	—
Intercompany notes receivable (payable)	6,742	(6,742)	—	—
Other	18,088	574	—	18,662

Total assets	$1,125,133	$355,548	$(320,341)	$1,160,340

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$4,501	$3,290	$—	$7,791
Accounts payable	12,850	2,815	—	15,665
Other accrued expenses	121,558	32,069	—	153,627

Total current liabilities	138,909	38,174	—	177,083
Long-term debt, less current portion	357,626	7,512	—	365,138
Intercompany payable (receivable)	31,606	(31,606)	—	—
Other	62,050	—	—	62,050

Total liabilities	590,191	14,080	—	604,271

Equity:
Total stockholders’ equity	534,942	341,468	(341,468)	534,942
Noncontrolling interests	—	—	21,127	21,127

Total equity	534,942	341,468	(320,341)	556,069

Total liabilities and equity	$1,125,133	$355,548	$(320,341)	$1,160,340

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet

December 31, 2010

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Assets
Current assets:
Cash and cash equivalents	$9,872	$13,333	$—	$23,205
Accounts receivable, net	161,797	69,514	—	231,311
Deferred tax assets	21,034	—	—	21,034
Other current assets	6,705	7,854	—	14,559

Total current assets	199,408	90,701	—	290,109
Marketable securities, trading	3,965	—	—	3,965
Property and equipment, net	58,502	61,089	—	119,591
Goodwill	380,614	179,252	—	559,866
Intangible assets, net	92,815	34,412	—	127,227
Assets held for sale	10,407	—	—	10,407
Investment in unconsolidated affiliate	4,913	—	—	4,913
Investment in consolidated affiliates	311,037	—	(311,037)	—
Intercompany notes receivable (payable)	9,535	(9,535)	—	—
Other	19,074	549	—	19,623

Total assets	$1,090,270	$356,468	$(311,037)	$1,135,701

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$5,899	$3,217	$—	$9,116
Accounts payable	10,097	6,343	—	16,440
Other accrued expenses	114,261	32,679	—	146,940

Total current liabilities	130,257	42,239	—	172,496
Long-term debt, less current portion	373,409	8,363	—	381,772
Intercompany payable (receivable)	26,056	(26,056)	—	—
Other	60,450	—	—	60,450

Total liabilities	590,172	24,546	—	614,718

Equity:
Total stockholders’ equity	500,098	331,922	(331,922)	500,098
Noncontrolling interests	—	—	20,885	20,885

Total equity	500,098	331,922	(311,037)	520,983

Total liabilities and equity	$1,090,270	$356,468	$(311,037)	$1,135,701

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Earnings

Three Months Ended March 31, 2011

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Operating revenues	$262,183	$102,416	$—	$364,599
Intercompany management fees and rent	6,690	162	(6,852)	—

Total operating revenues	268,873	102,578	(6,852)	364,599
Costs and expenses:
Operating	210,637	74,343	—	284,980
Intercompany management fees and rent	162	6,690	(6,852)	—
Selling, general and administrative	33,603	—	—	33,603
Depreciation and amortization	5,363	2,860	—	8,223

Total costs and expenses	249,765	83,893	(6,852)	326,806

Operating earnings	19,108	18,685	—	37,793
Interest income	7	5	—	12
Interest expense	(7,247)	(221)	—	(7,468)
Intercompany interest income (expense)	4,714	(4,714)	—	—
Other expense	(14)	—	—	(14)
Equity in net income of consolidated affiliates	12,039	—	(12,039)	—
Equity in net income of unconsolidated affiliate	163	—	—	163

Earnings from continuing operations before income taxes	28,770	13,755	(12,039)	30,486
Income taxes	10,973	51	—	11,024

Earnings from continuing operations, net of tax	17,797	13,704	(12,039)	19,462
Gain from discontinued operations, net of tax	2,968	—	—	2,968

Net earnings	20,765	13,704	(12,039)	22,430
Net earnings attributable to noncontrolling interests	—	—	(1,665)	(1,665)

Net earnings attributable to RehabCare	$20,765	$13,704	$(13,704)	$20,765

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Earnings

Three Months Ended March 31, 2010

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Operating revenues	$241,841	$80,113	$—	$321,954
Intercompany management fees and rent	5,996	162	(6,158)	—

Total operating revenues	247,837	80,275	(6,158)	321,954
Costs and expenses:
Operating	192,406	64,230	—	256,636
Intercompany management fees and rent	162	5,996	(6,158)	—
Selling, general and administrative	26,535	—	—	26,535
Depreciation and amortization	4,705	2,513	—	7,218

Total costs and expenses	223,808	72,739	(6,158)	290,389

Operating earnings	24,029	7,536	—	31,565
Interest income	18	—	—	18
Interest expense	(8,191)	(309)	—	(8,500)
Intercompany interest income (expense)	5,050	(5,050)	—	—
Other income	7	—	—	7
Equity in net income of consolidated affiliates	2,433	—	(2,433)	—
Equity in net income of unconsolidated affiliate	116	—	—	116

Earnings from continuing operations before income taxes	23,462	2,177	(2,433)	23,206
Income taxes	9,033	(92)	—	8,941

Earnings from continuing operations, net of tax	14,429	2,269	(2,433)	14,265
Gain from discontinued operations, net of tax	564	—	—	564

Net earnings	14,993	2,269	(2,433)	14,829
Net loss attributable to noncontrolling interests	—	—	164	164

Net earnings attributable to RehabCare	$14,993	$2,269	$(2,269)	$14,993

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 31, 2011

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Net cash provided by operating activities	$6,933	$12,910	$—	$19,843
Cash flows from investing activities:
Additions to property and equipment, net	(2,639)	(501)	—	(3,140)
Purchase of marketable securities	(401)	—	—	(401)
Proceeds from sale of marketable securities	510	—	—	510
Disposition of business	1,953	—	—	1,953
Other, net	71	—	—	71

Net cash used in investing activities	(506)	(501)	—	(1,007)

Cash flows from financing activities:
Net change in revolving credit facility	(1,400)	—	—	(1,400)
Principal payments on long term debt	(16,124)	(778)	—	(16,902)
Intercompany financing	8,343	(8,343)	—	—
Distributions paid by non-guarantors	2,735	(4,158)	—	(1,423)
Activity under stock plans	9,691	—	—	9,691
Excess tax benefits from share-based payments	1,615	—	—	1,615

Net cash provided by (used in) financing activities	4,860	(13,279)	—	(8,419)

Net increase (decrease) in cash and cash equivalents	11,287	(870)	—	10,417
Cash and cash equivalents at beginning of period	9,872	13,333	—	23,205

Cash and cash equivalents at end of period	$21,159	$12,463	$—	$33,622

REHABCARE GROUP, INC.

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 31, 2010

(in thousands)

	Parent & Guarantors	Non- Guarantors	Consolidation & Elimination Adjustments	Total
Net cash provided by operating activities	$5,987	$2,524	$—	$8,511
Cash flows from investing activities:
Additions to property and equipment, net	(4,603)	(638)	—	(5,241)
Purchase of marketable securities	(395)	—	—	(395)
Proceeds from sale of marketable securities	423	—	—	423
Other, net	62	—	—	62

Net cash used in investing activities	(4,513)	(638)	—	(5,151)

Cash flows from financing activities:
Principal payments on long term debt	(1,124)	(704)	—	(1,828)
Intercompany financing	1,709	(1,709)	—	—
Cash contributed by noncontrolling interests	—	590	—	590
Cash contributed by parent to non-guarantors	(613)	613	—	—
Distributions paid by non-guarantors	480	(600)	—	(120)
Activity under stock plans	23	—	—	23
Excess tax benefits from share-based payments	636	—	—	636

Net cash provided by (used in) financing activities	1,111	(1,810)	—	(699)

Net increase in cash and cash equivalents	2,585	76	—	2,661
Cash and cash equivalents at beginning of period	16,809	7,881	—	24,690

Cash and cash equivalents at end of period	$19,394	$7,957	$—	$27,351